EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Conexant Systems, Inc. (“Conexant”) pertaining to its 2004 New Hire Equity Incentive Plan of our report dated July 21, 2003, with respect to the financial statements of the Wireless LAN Product Group of Intersil Corporation, acquired by GlobespanVirata Inc. in August 2003, incorporated by reference in Conexant’s Current Report on Form 8-K dated March 12, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Fort Lauderdale, Florida
May 26, 2004